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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 21, 1997 (except with respect to the matter discussed in Note I, as to which the date is June 17, 1997) included in or made a part of this registration statement.

                                              /s/ Arthur Andersen LLP
                                          _________________________________
                                                   Arthur Andersen LLP

New York, New York

December 9, 1997